Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of April 1, 2013, by and between Genworth Holdings, Inc. (formerly Genworth Financial, Inc.), a Delaware corporation (“Assignor”), and Genworth Financial, Inc. (formerly Sub XLVI, Inc.), a Delaware corporation and newly-formed parent company of Assignor (“Assignee”).

RECITALS

Pursuant to the Merger Agreement dated as the date hereof, among Assignor, Assignee, and Sub XLII, Inc., a direct wholly-owned subsidiary of Assignee (the “Merger Agreement”), Assignor has created a new holding company structure by merging Sub XLII, Inc. with and into Assignor with Assignor being the surviving corporation and converting the capital stock of Assignor into the capital stock of Assignee (the “Merger”). In connection with the Merger, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of Assignor’s employee benefit plans, equity incentive plans and related agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:

1.	Assignment. Assignor hereby, effective immediately following the consummation of the Merger (the “Effective Time”), Assignor hereby assigns to Assignee all of its rights and obligations under all of its employee benefit plans, agreements and arrangement, equity incentive plans and subplans, and related agreements, including but not limited to those listed on Exhibit A hereto, together with any and all amendments thereto (collectively, the “Assumed Plans and Agreements”).

2.	Assumption. Assignee hereby, effective immediately following the Effective Time, assumes all of the rights and obligations of Assignor under the Assumed Plans and Agreements, and agrees to abide by and perform all terms, covenants and conditions of Assignor under such Assumed Plans and Agreements. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Plans and Agreements, Assignor agrees to pay (i) all expenses incurred by Assignee in connection with the assumption of the Assumed Plans and Agreements pursuant to this Agreement and (ii) all expenses incurred by Assignee in connection with the filing by Assignee of post-effective amendments to the registration statements on Form S-8 of Assignor to expressly adopt such registration statements as its own, including, without limitation, registration fees imposed by the Securities and Exchange Commission. As of the Effective Time, the Assumed Plans and Agreements shall each be automatically amended without any further action by either party as necessary to provide that references to the Assignor in such agreements shall be read to refer to Assignee from and after the effective time of the merger.

3.	Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Plans and Agreements and notifying other parties thereto of such assignment and assumption.

4.	Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

6.	Entire Agreement. This Agreement, including Exhibit A attached hereto, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing executed by the parties hereto.

7.	Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

8.	Third Party Beneficiaries. The parties to the various equity incentive awards and other agreements included in the Assumed Plans and Agreements are intended to be third party beneficiaries to this Agreement.

9.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

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This Assignment and Assumption Agreement is signed as of the date first written above.

Assignor

GENWORTH HOLDINGS, INC.

By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary

Assignee

GENWORTH FINANCIAL, INC.

By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel
and Secretary

Exhibit A

Assumed Plans and Agreements

Benefit Plans

Genworth Financial, Inc. 2012 Key Employee Severance Plan

Genworth Financial, Inc. Amended and Restated 2005 Change of Control Plan, as amended

Genworth Financial, Inc. 2011 Change of Control Plan

Genworth Financial, Inc. Retirement and Savings Plan

Genworth Financial, Inc. Retirement and Savings Restoration Plan, as amended

Genworth Financial, Inc. Retirement and Savings Excess Plan

Genworth Financial, Inc. Executive Make-Up Retirement Plan

Genworth Financial, Inc. Supplemental Executive Retirement Plan

Genworth Financial, Inc. Retained Executive Pension Plan

Genworth Financial, Inc. Executive Life Program, as amended

Genworth Financial, Inc. Leadership Life Insurance Plan

Genworth Financial, Inc. Layoff Payment Plan

Genworth Financial, Inc. Umbrella Welfare Benefits Plan

Genworth Financial, Inc. Deferred Compensation Plan

Amended and Restated Grantor Trust Agreement dated January 1, 2009

Master Trust Agreement between Genworth Financial, Inc. and The Bank of New York (dated as of August 16, 2005) including The Bank of New York Supplement to the Master Trust Agreement (dated as of August 16, 2005) and also including the Ancillary Trust Agreement between The Bank of New York and Genworth Financial, Inc.

Equity Incentive Plans

2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended (“2004 Incentive Plan”)

2012 Genworth Financial, Inc. Omnibus Incentive Plan (“2012 Incentive Plan”)

All subplans approved or adopted under the 2004 Incentive Plan and the 2012 Incentive Plan, including, without limitation, the Genworth Financial Canada Stock Savings Plan, U.K. Share Incentive Plan and UK HMRC Approved Company Share Option Plan

Genworth Financial Share Participation Scheme (Ireland Plan)

All agreements relating to stock options, stock appreciation rights, restricted stock, restricted stock unit, deferred stock unit, performance awards and any other awards granted pursuant to the 2004 Incentive Plan and the 2012 Incentive Plan

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